Exhibit 99.1

August 1, 2018

Contango Adopts Tax Benefit Preservation Plan to Preserve

Valuable Net Operating Losses

HOUSTON, August 1, 2018 (GLOBE NEWSWIRE) – Contango Oil & Gas Company (NYSE American: MCF) (“Contango” or the “Company”) today announced that its Board of Directors has adopted a Net Operating Loss (“NOL”) Stockholder Rights Plan (the “Rights Plan”) designed to preserve its substantial tax assets, which can be utilized in certain circumstances to offset future U.S. taxable income.

The Board adopted the Rights Plan, which is intended to protect Contango’s tax benefits and to allow all of Contango’s stockholders to realize the long-term value of their investment in the Company, after considering, among other matters, the estimated value of the Company’s tax benefits, the potential for diminution upon an ownership change, and the risk of an ownership change occurring, including the impact of recently disclosed accumulations of Contango common stock. Contango’s ability to use its NOL tax benefits would be substantially limited if it were to experience an “ownership change” as defined under Section 382 of the Internal Revenue Code. An ownership change would occur if stockholders that own (or are deemed to own) at least five percent or more of Contango’s outstanding common stock increased their cumulative ownership in the Company by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. The Rights Plan reduces the likelihood that changes in the Company’s investor base would limit Contango’s future use of its tax benefits, which would significantly impair the value of the benefits to all stockholders. The Company believes that no ownership change as defined in Section 382 has occurred as of the date of this press release.

To implement the Rights Plan, the Contango Board of Directors declared a non-taxable dividend of one preferred share purchase right (a “Right”) for each outstanding share of its common stock. The Rights will be exercisable if a person or group acquires 4.95% or more of outstanding Contango common stock (exclusive of treasury shares). The Rights will also be exercisable if a person or group that already owns 4.95% or more of Contango common stock acquires additional shares (other than as a result of a dividend or a stock split). Contango’s existing stockholders that beneficially own in excess of 4.95% of the common stock will be “grandfathered in” at their current ownership level. If the Rights become exercisable, all holders of Rights, other than the person or group triggering the Rights, will be entitled to purchase Contango common stock at a 50% discount. Rights held by the person or group triggering the Rights will become void and will not be exercisable.

The Rights are not taxable to Contango stockholders. The Rights will trade with Contango’s common stock and will expire on the first day after the Company’s 2020 annual meeting of stockholders, unless the Contango stockholders ratify the Rights Plan at the 2020 annual meeting, in which case the term of the Rights Plan is extended to three years. The Contango Board may terminate the Rights Plan or redeem the Rights prior to the time the Rights are triggered.

Additional information with respect to the Rights Plan and the related Rights will be contained in a Current Report on Form 8-K that Contango will file with the Securities and Exchange Commission. The Rights issued in the Rights Plan are issued pursuant to a Rights Agreement dated August 1, 2018 between Contango and Continental Stock Transfer & Trust Company, as Rights Agent, a copy of which will be filed as an exhibit to the Current Report on Form 8-K.

About the Company

Contango Oil & Gas Company is a Houston, Texas based, independent energy company whose business is to maximize production from its shallow offshore Gulf of Mexico properties and onshore properties in Texas and Wyoming, and to use that cash flow to explore, develop, exploit, produce and acquire crude oil and natural gas properties in the Texas and Rocky Mountain regions of the United States. Additional information is available on the Company’s website at http://www.contango.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on Contango’s current expectations and include statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects,” “projects,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” “probable,” or “intends,” or stating that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are described in Contango’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change. Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels.

Contacts:

Contango Oil & Gas Company

E. Joseph Grady

(713) 236-7400

Senior Vice President

and Chief Financial Officer

Sergio Castro

(713) 236-7400

Vice President and Treasurer